UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Black Unicorn Factory

(Exact name of registrant as specified in its charter)

[...additional content...]

SIGNATURES

Black Unicorn Factory

By: /s/ John Stewart

John Stewart

CEO and Director

Date: August 05, 2025